Exhibit 99.1

Cryoport Reports 2020 Second-Quarter Results

Revenue from commercial therapies increased 38% over the prior year

26 net clinical trial adds, now supporting 491 clinical trials in Regenerative Medicine market

NASHVILLE, Tennessee (August 6, 2020) - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport”), a global leader in life sciences supply chain solutions, today announced financial results for Second Quarter and six-month period ended June 30, 2020.

“For the Second Quarter of 2020, we reported revenue of $9.4 million, an increase of 11% from the Second Quarter of 2019. This was largely driven by revenue from our biopharma segment. We are pleased to have achieved these solid results and to have provided advanced temperature-controlled supply chain services to deliver high-value therapies to eligible patients across our clinical and commercial portfolios globally and without disruption,” said Jerrell Shelton, Chairman and Chief Executive Officer.

“Our Second Quarter results reflect the strength and resilience of our company where we saw continued year-over-year growth despite the challenging environment caused by the COVID-19 pandemic. Thanks to the tireless work of our colleagues around the world, we continue to successfully navigate the external realities, and we remain focused on our mission of supporting life and health by delivering reliable and comprehensive temperature-controlled supply chain solutions for the life sciences through our innovation, advanced technologies, and global supply chain network.

“We now support four (4) commercial cell and gene therapies: KYMRIAH®, YESCARTA®, TECARTUS™ and ZYNTEGLO® along with Lisocabtagene Maraleucel (liso-cel), which was recently validated by the European Medicines Agency (“EMA”).

“Gilead’s Kite renewed our agreement for temperature-controlled supply chain support of their commercial and clinical therapies, and we are in the final stages of renewing our agreement with Novartis in support of its commercial and clinical therapies. Over the past several years, Cryoport’s advanced solutions have supported both KYMRIAH® and YESCARTA® through their respective clinical phases and subsequent respective commercial rollouts. The continuance of these partnerships with these pioneers in the regenerative medicine market is important as each extends its life-saving therapies to greater and greater patient populations, globally. We think that as the only company with a proven and advanced integrated suite of proprietary temperature-controlled supply chain solutions to support the global high-volume distribution of these valuable therapies, Cryoport’s position is highly entrenched and we work hard every day to maintain that position. These renewals together with the increasing number of clinical trials we support demonstrate our leading position, which we will continue to fortify as the number of cell and gene therapy trials grow and commercial therapies come to market.

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“Also, during the second quarter, FedEx extended its agreement with Cryoport Systems, a relationship that allows both companies to continue to jointly deliver temperature-controlled solutions for select clients in the Biopharma, Animal Health and Reproductive Medicine markets. The continuation of this partnership is a validation of Cryoport’s innovative technologies and FedEx’s foresight and an indication of the life sciences industry’s growing demand for advanced temperature-controlled supply chain solutions.

Biopharma

“We continue to grow our leading position in the biopharma market and are happy to report strong biopharma clinical trial growth for the second quarter as a net total of 26 clinical trials were added, bringing the total number of clinical trials supported by Cryoport to a record 491. And, on another positive note, of the 56 clinical trials suspended at the end of the first quarter due to the COVID-19 pandemic, only 3 remain suspended as of the end of the second quarter. None of the remaining trials, to Cryoport’s knowledge, have been terminated.

“Cryoport’s market share leadership of temperature-controlled life science solutions continues to grow stronger as our client base expands and our competency in tailored information technology extends our market lead. The Alliance for Regenerative Medicine (ARM) reported that at the end of June there were 11 ongoing clinical trials worldwide for the development of COVID-19 treatments utilizing regenerative medicine and advanced therapies, and Cryoport supports eight of them. This area remains very active globally as many companies with the help of regulatory support are moving at a rapid pace in search for a cure. Cryoport is committed to supporting these important programs as we all seek an end to the global pandemic.

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“In July 2020, another Cryoport-supported therapy received FDA approval, bringing the total number of commercial products supported by Cryoport to four, and, in addition, one more was validated by the EMA, and entered the EMA’s centralized review process. A further six (6) Cryoport supported Marketing Authorization Applications or Biologic License Applications are expected to be filed in 2020 and two additional commercial approvals are possible, based on internal information and forecasts from ARM, although the timing of some of these may be impacted by the COVID-19 pandemic and other factors.”

Mr. Shelton continued, “We expect revenue from our agreement with Gilead’s Kite to increase following the recent FDA approval of TECARTUS™, its chimeric antigen receptor (CAR) T-cell therapy for the treatment of adult patients with relapsed or refractory mantle cell lymphoma (MCL). We are also seeing an acceleration of other Cryoport supported regenerative therapies approaching commercialization with the recent validation of Bristol Myers Squibb’s Application for CAR T-Cell Therapy Lisocabtagene Maraleucel (liso-cel) by the EMA.

“Cryoport now supports a net total of 491 clinical trials as of June 30, 2020 compared to 413 as of June 30, 2019. The number of trials in Phase III grew to 66, compared to 52 as of June 30, 2019. Of the 491 total trials Cryoport supports, 400 are in the Americas, 72 in EMEA (Europe, the Middle East and Africa) and 19 in APAC (Asia Pacific). This compares to 353 in the Americas, 53 in EMEA and 7 in APAC as of June 30, 2019. Our market leading share of clinical trials continues to climb as according to ARM there were a total of 1,078 active clinical trials globally at the end of the second quarter, with 394 in Phase I, 587 in Phase II and 97 in Phase III.

“Another sign of the strength and belief in the potential of cell and gene therapies can be seen in the financial markets. Despite the economic challenges and uncertainty presented by the pandemic regenerative medicine companies raised approximately $10.7B in financing in the first half of 2020, a 120% increase from the first half of 2019.

“To meet upcoming customer demand, further strengthen our global footprint and support capabilities, we are continuing to build out our new Cryoport Express™ Global Supply Chain Network and our full range of temperature-controlled supply chain solutions, which include a full range of bioservices and life sciences logistics support. Both new Supply Chain Centers in Morris Plains, NJ and Houston, TX should be online by the first quarter of 2021. Additionally, we continue to build our global alliance network as we recently announced a partnership with Medipal Holdings, one of the leading pharma wholesalers and distributors in Japan. This partnership helps us grow our abilities in the APAC region.

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“Cryogene, the life sciences industry’s most trusted biostorage facility specializing in the secure storage of biological specimens, materials, and samples for research purposes, contributed revenue of $1.3 million for the second quarter. Its operations were minimally impacted by the COVID-19 pandemic and we continue to plan the geographic expansion of our bioservices offering both in the U.S. and globally.”

Animal Health

Mr. Shelton continued, “Animal Health revenue remained steady at $0.2 million for the three months ended June 30, 2020; however, we are building a strong pipeline of potential new clients and expect to grow Animal Health revenue in the second half of 2020.”

Reproductive Medicine

“The Reproductive Medicine market was impacted by the temporary closure of fertility clinics globally and, consequently, contributed revenue of $0.6 million in the second quarter of 2020; however, we have begun to see restrictions lifted, leading to a significant ramp in Reproductive Medicine revenue during the final month of the second quarter. We were pleased to see our partnership with Inception Fertility contribute to this revenue ramp and believe we are well-positioned, globally, for growth in this important market.”

Financial Highlights

●	Revenue increased 11% to $9.4 million for the three-month period ended June 30, 2020, compared with the same period in the prior year.
●	Revenue increased 27% to $19.2 million for the six-month period ended June 30, 2020, compared with the same period in the prior year.
●	Excluding revenue from the Cryogene acquisition in May of 2019, revenue grew 2.7% for the three-month period ended June 30, 2020, compared with the same period in the prior year. Excluding revenue from the Cryogene acquisition in May of 2019, revenue grew 14.2% for the six-month period ended June 30, 2020, compared with the same period in the prior year.
●	Biopharma revenue increased by 4.7% in the three months ended June 30, 2020 compared to the same period in 2019.

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●	Commercial Biopharma revenue increased $0.7 million or 38%, to $2.6 million for the three months ended June 30, 2020, as compared to $1.9 million for the same period in 2019.
●	Gross margin for the three and six months ended June 30, 2020 was 55% and 54% respectively, compared to 51% and 52% for the same periods in the prior year.
●	Operating costs and expenses increased by $4.3 million for the three-month period ended June 30, 2020, compared to the same period in the prior year, as a result of strategic initiatives, such as the continued investments in infrastructure buildout, including software development, which will provide a platform for continuing the scaling of our business; engineering initiatives, which includes the development of revolutionary packaging and monitoring and communications resources, the development of our Cryoport Express™ Global Supply Chain Network, and the build out of competencies in support of advancing our infrastructure and the growth in demand for Cryoport’s solutions.
●	Net loss for the three-month period ended June 30, 2020 was $5.8 million, or $0.15 per share, compared to a net loss of $2.5 million, or $0.08 per share in the same period in 2019.
●	Net loss for the six-month period ended June 30, 2020 was $9.7 million, or $0.26 per share, compared with $4.9 million, or $0.16 per share, in the same six-month period in 2019.
●	Adjusted EBITDA for the three-month period ended June 30, 2020 was ($2.5 million), compared with $0.2 million in the same period in the prior year. Adjusted EBITDA for the six-month period ended June 30, 2020, was ($4.1 million), compared with ($0.1 million) in the same six-month period in the prior year.
●	Cryoport reported $208.2 million in cash, cash equivalents and short-term investments as of June 30, 2020, compared with $94.3 million as of December 31, 2019. This increase includes net proceeds of approximately $111 million received from a convertible debt offering during the three-month period ended June 30, 2020.

Further information on Cryoport’s financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in Cryoport’s quarterly report on Form 10-Q for the three months ended June 30, 2020, which will be filed with the Securities and Exchange Commission (“SEC”) on or about August 10, 2020. The full report will be available on the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoport.com.

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Earnings Conference Call Information

IMPORTANT INFORMATION: A document titled “Cryoport Second Quarter 2020 in Review”, providing a review of Cryoport’s recent financial and operational performance and a general business update, will be issued at 4:05 pm ET on Thursday, August 6, 2020. The document is designed to be read by investors before the questions and answers conference call and can be accessed at http://ir.cryoport.com/events-and-presentations.

Cryoport management will host a conference call at 5:00 pm ET on August 6, 2020. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results.

Conference Call Information

Date:	August 6, 2020
Time:	5:00 p.m. ET
Dial-in numbers:	+1 (800) 496-4125 (U.S.), +1 (720) 452-9104 (International)
Confirmation code:	Request the “Cryoport Call”
Live webcast:	‘Investor Relations’ section at www.cryoport.com or at this link. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

Questions and answers will be recorded and available approximately three hours after completion of the live event on the Investor Relations section of the Company's website at www.cryoport.com for a limited time. To access the replay of the questions and answers, please follow this link. A dial-in replay of the call will also be available, to those interested, until August 13, 2020. To access the replay, dial +1 (844) 512-2921 (United States) or +1 (412) 317-6671 (International) and enter replay pin number: 7980251.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is redefining temperature-controlled supply chain support for the life sciences industry by providing a platform of temperature-controlled solutions, serving the Biopharma, Reproductive Medicine, and Animal Health markets. Our mission is to support life and health on earth by providing reliable and comprehensive solutions for the life sciences industry through our advanced technologies, Global Supply Chain Network and dedicated scientists, technicians and supporting team of professionals. Through its purpose-built, proprietary Cryoport Express® Shippers; Cryoportal® information technology; validated Global Logistics Centers; smart and sustainable temperature-controlled logistics; and biostorage/biobanking services, Cryoport serves clients in life sciences research, clinical trials, and product commercialization. We support life-saving advanced cell and gene therapies and deliver vaccines, protein producing materials, and IVF materials in over 100 countries around the world. For more information, visit www.cryoport.com or follow @cryoport on Twitter at www.twitter.com/cryoport for live updates.

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Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning Cryoport’s industry, business, strategy, financial results and financial condition, client regulatory approvals, and the anticipated impact of COVID-19 on Cryoport’s business and industry.

It is important to note that Cryoport’s actual results could differ materially from those in any such forward-looking statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in Cryoport’s cash flow, market acceptance risks, technical development risks, and the duration and severity of the COVID-19 pandemic and its effects on the Cryoport’s business operations, financial performance and results of operations. Cryoport’s business could be affected by a number of other factors, including the risk factors listed from time to time in Cryoport’s SEC reports including, but not limited to, Cryoport’s 10-K for the year ended December 31, 2019, Cryoport’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and any subsequent filings with the SEC. Cryoport cautions investors not to place undue reliance on the forward-looking statements contained in this press release, which speak only as of the date of this press release. Except as required by law, Cryoport disclaims any obligation, and does not undertake, to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Elizabeth Barker

KCSA Strategic Communications

tfromer@kcsa.com / ebarker@kcsa.com

P: 1-212-896-1203

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Cryoport Inc. and Subsidiaries

 Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$9,389,006	$8,463,588	$19,163,081	$15,116,500
Cost of revenues	4,262,010	4,125,199	8,778,121	7,324,210
Gross margin	5,126,996	4,338,389	10,384,960	7,792,290

Operating costs and expenses:
General and administrative	5,733,149	3,258,781	9,763,191	5,955,640
Sales and marketing	3,292,845	2,843,073	6,374,272	5,251,065
Engineering and development	1,946,443	540,933	3,679,169	1,030,529
Total operating costs and expenses	10,972,437	6,642,787	19,816,632	12,237,234

Loss from operations	(5,845,441)	(2,304,398)	(9,431,672)	(4,444,944)
Other income (expense):
Interest expense	(398,256)	(333,910)	(400,707)	(672,638)
Other income, net	490,784	119,441	169,598	210,913
Loss before provision for income taxes	(5,752,913)	(2,518,867)	(9,662,781)	(4,906,669)
Provision for income taxes	(49,833)	(9,624)	(82,858)	(8,724)
Net loss	$(5,802,746)	$(2,528,491)	$(9,745,639)	$(4,915,393)

Net loss per share - basic and diluted	$(0.15)	$(0.08)	$(0.26)	$(0.16)
Weighted average shares outstanding - basic and diluted	38,281,087	31,176,166	37,914,818	30,811,109

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Cryoport Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019
	(unaudited)
Current Assets:
Cash and cash equivalents	$44,326,038	$47,234,770
Short-term investments	163,891,831	47,060,786
Accounts receivable, net	7,038,733	7,098,191
Inventories	538,376	473,961
Prepaid expenses and other current assets	891,652	1,096,855
Total current assets	216,686,630	102,964,563
Property and equipment, net	13,702,732	11,833,057
Operating lease right-of-use assets	5,868,513	4,460,319
Intangible assets, net	4,984,012	5,177,578
Goodwill	10,999,722	10,999,722
Deposits	534,978	437,299
Total assets	$252,776,587	$135,872,538

Current liabilities:
Accounts payable and other accrued expenses	$6,509,745	$2,498,375
Accrued compensation and related expenses	1,852,186	1,903,720
Deferred revenue	330,272	367,867
Operating lease liabilities	691,386	665,901
Finance lease liabilities	57,946	24,617
Total current liabilities	9,441,535	5,460,480
Convertible senior notes, net	110,977,419	-
Operating lease liabilities, net	5,497,430	4,101,236
Finance lease liabilities, net	146,570	8,539
Deferred tax liability	56,945	20,935
Total liabilities	126,119,899	9,591,190
Total stockholders' equity	126,656,688	126,281,348
Total liabilities and stockholders' equity	$252,776,587	$135,872,538

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Note Regarding Use of Non-GAAP Financial Measures

This news release contains a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. This financial measure is not calculated in accordance with generally accepted accounting principles (GAAP) and is not based on any comprehensive set of accounting rules or principles. In evaluating Cryoport's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes that the following non-GAAP financial measure, adjusted EBITDA, provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Board of Directors utilize this non-GAAP financial measure to gain a better understanding of Cryoport's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes this non-GAAP financial measure, when read in conjunction with Cryoport's GAAP financials, is useful to investors because they provide a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in Cryoport's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss	$(5,802,746)	$(2,528,491)	$(9,745,639)	$(4,915,393)
Non-GAAP adjustments to net loss:
Depreciation and amortization expense	844,281	496,690	1,668,710	797,255
Interest expense, net	144,558	260,648	(51,626)	563,701
Stock-based compensation expense	2,301,497	1,991,755	3,921,875	3,405,490
Income taxes	49,833	9,624	82,858	8,724
Adjusted EBITDA	$(2,462,577)	$230,226	$(4,123,822)	$(140,223)

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